2020 EQUITY INCENTIVE PLAN OF
DIGITAL TURBINE, INC.
NOTICE OF GRANT AND OPTION AGREEMENT

NOTICE OF GRANT

You are being granted [an incentive/a nonqualified] stock option to purchase the number of Shares as set forth below (an “Option”), subject to the terms and conditions of the 2020 Equity Incentive Plan of Digital Turbine, Inc. (the “Plan”) and this Notice of Grant and Option Agreement (collectively, “Notice and Agreement”). Except as otherwise defined herein, terms with initial capital letters shall have the meanings set forth in the Plan.

Participant:

Home Address:

Number of Shares Subject to Option:

Exercise Price: $_____ per Share, which is at least 100% (or, in the case of a 10% stockholder of the Company who is receiving an Incentive Stock Option, 110%) of the Fair Market Value of a Share on the Grant Date.

Grant Date:

Expiration Date:

Vesting Schedule: As long as the Participant’s Continuous Status as an Employee, Consultant or Director does not terminate prior to each vesting date, [1/36 of this Option shall become vested and exercisable upon the completion of each full month following the Grant Date] until the Option is 100% vested as indicated in the vesting schedule attached hereto as Exhibit A. There shall be no proportionate or partial vesting in the periods prior to or between each vesting date. Notwithstanding the foregoing, in accordance with Section 9.2 of the Plan, in the event of a Change in Control, unless this Option is assumed or substituted by the successor corporation, this Option shall become fully vested and exercisable, whether or not otherwise then vested and exercisable, and any restrictions and conditions applicable to this Option shall lapse as of the date of the Change in Control.

By your signature and the signature of the Company’s representative below, you and the Company hereby acknowledge your receipt of this Option granted on the Grant Date indicated above. You further: (i) agree to the terms and conditions of this Notice and Agreement and the Plan; (ii) represent that you have reviewed the Plan and this Notice and Agreement in their entirety, and have had an opportunity to obtain the advice of legal counsel and/or your tax advisor with respect thereto; (iii) represent that you fully understand and accept all provisions hereof; (iv) agree to accept as binding, conclusive, and final all of the Administrator’s decisions regarding, and all interpretations of, the Plan and this Notice and Agreement; and (v) agree to notify the Company upon any change in your home address indicated above.

[Signature page follows.]

For Digital Turbine, Inc.:

By:
Name:
Title:
Company Address:

Participant:

By:
Name:

EXHIBIT A

VESTING SCHEDULE

[See attached.]

OPTION AGREEMENT

1. Grant of Option. The Company hereby grants you an Option to purchase all or any part of the Shares subject to the Option specified in the notice of grant on the preceding page (“Notice of Grant”), subject to the terms and conditions of the Notice of Grant, this option agreement (“Option Agreement”), and the Plan. In consideration of such grant, you agree to be bound by the terms and conditions of the Notice of Grant, of this Option Agreement, and of the Plan.

2. Purchase Price.

(a) The purchase price of the Shares purchased pursuant to the exercise of the Option (the “Purchase Price”) will be the Exercise Price per Share as set forth in the Notice of Grant. The Exercise Price with respect to a Nonqualified Stock Option or an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the Grant Date; provided, however, that with respect to an Incentive Stock Option, if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than 110% of the Fair Market Value of a Share on the Grant Date.

(b) The entire Purchase Price shall be payable in full in cash at the time of exercise. In accordance with, and as more fully described in, Section 5.6 of the Plan, the Administrator, in its discretion, also may permit the exercise of Options and same-day sale of related Shares, exercise by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, Cashless Exercise, Net Exercise, or exercise by any other means which the Administrator, in its discretion, determines to provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

3. Exercise of Option. Subject to the earlier expiration or termination of the Option as provided in Section 5 hereof, the Option may be exercised, by written notice to the Company (in a form approved by the Company) at its principal executive office addressed to the attention of its Secretary, at any time and from time to time after the Grant Date. Notwithstanding the above, the Option will be exercisable only for the portion of this Option in which Optionee has acquired a Vested Interest in accordance with Section 4 hereof on the date of exercise. Exercise of the Option is subject to and contingent upon approval of the Plan by the stockholders of the Company on or before twelve (12) months from the date the Plan was adopted by the Board.

4. Vesting.

(a) Subject to Sections 4(b) and 4(c) hereof, the Participant will acquire a vested interest (a “Vested Interest”) in the Option in accordance with the Vesting Schedule specified in the Notice of Grant. Notwithstanding Participant’s acquisition of a Vested Interest pursuant to this Section, no Option or portion of an Option will be exercisable by Participant in any manner except as provided in Section 3 hereof or prior to or after the times provided in Section 5 hereof.

(b) Except as otherwise provided in the Notice of Grant or the Plan, upon termination of the Participant’s Continuous Status as an Employee, Consultant or Director for any reason the Participant will cease to acquire, as of the date of such termination, any additional Vested Interest in the Shares subject to the Option. Any question as to whether and when there has been a termination of such Continuous Status will be determined by the Administrator in its sole discretion, and its determination will be final and binding on all parties.

(c) The Participant will forfeit any portion of the Option in which the Participant does not have a Vested Interest effective immediately upon termination of the Participant’s Continuous Status as Employee, Consultant or Director. In the event of such a forfeiture, the Participant will, upon demand by the Company, promptly surrender to the Company the unexercised portion of the Option.

5. Expiration or Termination.

(a) In accordance with Section 5.4 of the Plan, (i) each Option shall immediately terminate on the date the Participant ceases Continuous Status as an Employee, Director or Consultant with respect to the portion of the Option that has not vested, and (ii) the Participant’s Vested Interest in the Option shall terminate no later than the first to occur of the Expiration Date set forth in the Notice of Grant or the last day of the three-month period following the date the Participant ceases Continuous Status; provided, however, that if such termination of Continuous Status is due to (x) Misconduct, the Participant’s Vested Interest shall expire upon such termination; (y) Disability, the Participant may exercise his, her, or its Vested Interest at any time within twelve (12) months of such termination; or (z) death, the Participant’s estate or the person who acquired the right to exercise the Option by bequest or inheritance, may exercise his, her, or its Vested Interest within twelve (12) months of the date of the Participant’s death.

(b) Notwithstanding any other provision herein, if a sale within the applicable time periods set forth in this Section 5 of Shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the 1934 Act, the Option will remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such Shares by the Participant would no longer be subject to such suit, (ii) the one hundred ninetieth (190th) day after the Participant’s termination of Continuous Status, or (iii) the Expiration Date set forth in the Notice of Grant. The Company makes no representation as to the tax consequences of any such delayed exercise. The Participant should consult with the Participant’s own tax advisor as to the tax consequences of any such delayed exercise.

(c) In no event may the Option be exercised beyond the maximum term of the Option, as set forth in Section 5.4.1(f) of the Plan.

6. Restriction on Transfer. Except for the return of the unexercised portion of the Option to the Company contemplated by this Notice and Agreement, no portion of the Option shall be transferred, encumbered or otherwise disposed of in any way, and any such attempted disposition will be void.

7. U.S. Tax Consequences.

(a) The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Notice and Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its employees or agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Notice and Agreement.

(b) To the extent that (i) the exercise of the Option, (ii) the disposition of the Shares acquired by the exercise of the Option, or (iii) the operation of any law or regulation providing for the imputation of interest results in compensation income or wages to the Participant for federal or state income tax purposes (a “Taxable Event”), the Participant will deliver to the Company at the time of such Taxable Event such amount of money or Shares as the Company may require to meet all obligations under applicable tax laws or regulations, and, if the Participant fails to do so, the Company is authorized to withhold or cause to be withheld from any cash or Share remuneration then or thereafter payable to the Participant any tax required to be withheld by reason of compensation income or wages resulting from such Taxable Event. Upon an exercise of the Option, the Company is further authorized in its discretion to satisfy or cause to be satisfied any such withholding requirement out of any cash or Shares distributable to Participant upon such exercise.

(c) This Notice and Agreement is intended to satisfy the stock rights exception described in Treasury Regulation §1.409A-1(b)(5)(C) and to be excepted from, or otherwise comply with, the requirements of Section 409A of the Code, and this Notice and Agreement should be interpreted in such a manner to satisfy such exception or otherwise comply with Section 409A of the Code.

(d) The Participant understands that if the Purchase Price of the Shares under this Option is less than the Fair Market Value of such Shares on the Grant Date of the Option, then the Participant may incur adverse tax consequences under Section 409A and Section 422 of the Code.

(e) The Participant acknowledges and agrees that (i) the Participant is not relying upon any determination by the Company, its affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) of the Fair Market Value of the Shares on the Grant Date, (ii) the Participant is not relying upon any written or oral statement or representation of the Company Parties regarding the tax effects associated with execution of this Notice and Agreement and the receipt, holding and exercise of the Option, and (iii) in deciding to enter into this Notice and Agreement, the Participant is relying on the Participant’s own judgment and the judgment of the professionals of the Participant’s choice with whom the Participant has consulted. The Participant hereby releases, acquits and forever discharges the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with the execution of this Notice and Agreement and the receipt, holding and exercise of the Option.

8. General.

(a) This Notice and Agreement shall be governed by and construed under the laws of the State of Delaware. The Notice and Agreement and the Plan, which is incorporated herein by reference, represents the entire agreement between the parties with respect to the Shares subject to the Option. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Notice and Agreement, the terms and conditions of the Plan shall prevail.

(b) Any notice, demand or request required or permitted to be delivered by either the Company or the Participant pursuant to the terms of this Notice and Agreement shall be in writing and shall be deemed given when delivered personally, deposited with a reputable courier service, or deposited in the U.S. Mail, First Class with postage prepaid, and addressed to the parties at the addresses set forth in the Notice of Grant, or such other address as a party may request by notifying the other in writing.

(c) The rights of the Company under this Notice and Agreement and the Plan shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of the Participant under this Notice and Agreement may only be assigned with the prior written consent of the Company.

(d) The Participant agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Notice and Agreement.

(e) THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT A VESTED INTEREST, WITH RESPECT TO THE SHARES SUBJECT TO THE OPTION, SHALL BE EARNED ONLY BY CONTINUING STATUS AS AN EMPLOYEE, CONSULTANT OR DIRECTOR, AND NOT THROUGH THE ACT OF BEING HIRED, APPOINTED OR OBTAINING AN OPTION HEREUNDER.

(f) Neither the Plan nor this Notice and Agreement shall confer upon the Participant any right to be retained in any position, as an Employee, Consultant or Director of the Company. Further, nothing in the Plan or this Notice and Agreement shall be construed to limit the discretion of the Company to terminate the Participant's Continuous Status at any time. The Participant shall not have any rights as a stockholder with respect to any Shares subject to the Option unless and until certificates representing the Shares have been issued by the Company to the holder of such Shares, or the Shares have otherwise been recorded on the books of the Company or of a duly authorized transfer agent as owned by such holder.